Exhibit 2.9

Execution version

Coca-Cola FEMSA, S.A.B. de C.V.,

as Issuer

and

Propimex, S. de R.L. de C.V.,

Comercializadora La Pureza de Bebidas, S. de R.L. de C.V.,

Grupo Embotellador Cimsa, S. de R.L. de C.V.,

Refrescos Victoria del Centro, S. de R.L. de C.V.,

Yoli de Acapulco, S. de R.L. de C.V., and

Controladora Interamericana de Bebidas, S. de R.L. de C.V.

as Guarantors

and

Distribuidora y Manufacturera del Valle de México, S. de R.L. de C.V.,

as Successor Guarantor

and

The Bank of New York Mellon,

as Trustee, Security Registrar, Paying Agent and Transfer Agent

SEVENTH SUPPLEMENTAL INDENTURE

Dated as of November 23, 2015

U.S. $1,000,000,000

2.375% Senior Notes due 2018

U.S. $500,000,000

4.625% Senior Notes due 2020

U.S. $900,000,000

3.875% Senior Notes due 2023

U.S. $600,000,000

5.250% Senior Notes due 2043

TABLE OF CONTENTS

ARTICLE 1: RATIFICATION; DEFINITIONS	2
Section 101. Seventh Supplemental Indenture	2
Section 102. Definitions	2

ARTICLE 2: ASSUMPTION OF OBLIGATIONS, RIGHTS AND DUTIES BY THE SUCCESSOR GUARANTOR	2
Section 201. Assumption of Obligations	2
Section 202. Assumption of Rights and Duties	2

ARTICLE 3: MISCELLANEOUS	2
Section 301. Consent to Service; Jurisdiction	2
Section 302. Governing Law; Waiver of Jury Trial	3
Section 303. Separability of Invalid Provisions	3
Section 304. Execution in Counterparts	3
Section 305. Certain Matters	3

SEVENTH SUPPLEMENTAL INDENTURE, dated as of November 23, 2015 (this “Seventh Supplemental Indenture”), among Coca-Cola FEMSA, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (the “Company”), having its principal office at Calle Mario Pani No. 100, Colonia Santa Fe Cuajimalpa, Delegación Cuajimalpa de Morelos, 05348 México, D.F., México, Propimex, S. de R.L. de C.V., Comercializadora La Pureza de Bebidas, S. de R.L. de C.V., Grupo Embotellador Cimsa, S. de R.L. de C.V., Refrescos Victoria del Centro, S. de R.L. de C.V., Yoli de Acapulco, S. de R.L. de C.V. and Controladora Interamericana de Bebidas, S. de R.L. de C.V., companies organized and existing under the laws of Mexico, as guarantors (each a “Guarantor” and collectively, the “Guarantors”), Distribuidora y Manufacturera del Valle de México, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized and existing under the laws of Mexico, as the successor guarantor (the “Successor Guarantor”) and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (the “Trustee”), to the indenture, dated as of February 5, 2010, between the Company and the Trustee (the “Base Indenture”), as amended and supplemented by the first supplemental indenture, dated as of February 5, 2010, the second supplemental indenture, dated as of April 1, 2011, the third supplemental indenture, dated as of September 6, 2013 (the “Third Supplemental Indenture”), the fourth supplemental indenture, dated as of October 18, 2013, the fifth supplemental indenture, dated as of November 26, 2013 (the “Fifth Supplemental Indenture”) and the sixth supplemental indenture, dated as of January 21, 2014 (the “Sixth Supplemental Indenture”). As used herein, “Indenture” means the Base Indenture, as amended and supplemented as of the date hereof.

W I T N E S S E T H:

WHEREAS, pursuant to Article 2 of the Third Supplemental Indenture, Article 3 of the Fifth Supplemental Indenture, and Article 3 of the Sixth Supplemental Indenture, Servicios Integrados Inmuebles del Golfo, S. de R.L. de C.V. (the “Merged Guarantor”), a wholly-owned subsidiary of the Company, agreed to guarantee all the Company’s obligations under the Indenture, including the due and punctual payment of the principal of, premium (if any), and interest on the (1) U.S.$500,000,000 aggregate principal amount of the Company’s 4.625% Senior Notes due 2020, (2) U.S.$1,000,000,000 aggregate principal amount of the Company’s 2.375% Senior Notes due 2018, (3) U.S.$900,000,000 aggregate principal amount of the Company’s 3.875% Senior Notes due 2023, and (4) U.S.$600,000,000 aggregate principal amount of the Company’s 5.250% Senior Notes due 2043 (collectively, the “Notes”).

WHEREAS, on October 1, 2015, the Successor Guarantor entered into a merger agreement with the Merged Guarantor, whereby the Merged Guarantor agreed to merge with and into the Successor Guarantor (the “Merger”).

WHEREAS, pursuant to the Merger, the Successor Guarantor will be the surviving entity.

WHEREAS, as a result of the Merger and as required pursuant to Article 3 of the Third Supplemental Indenture and Article 4 of the Fifth Supplemental Indenture, the Successor Guarantor intends to assume all obligations of the Merged Guarantor under the guarantees provided pursuant to Article 2 of the Third Supplemental Indenture, Article 3 of the Fifth Supplemental Indenture, and Article 3 of the Sixth Supplemental Indenture (the “Guarantees”).

WHEREAS, at the time of and immediately after giving effect to the Merger, no Event of Default, or an event or condition which, after the giving of notice or lapse of time, or both, would become an Event of Default, with respect to the Notes, has occurred or is continuing.

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WHEREAS, all things necessary for the execution of this Seventh Supplemental Indenture and to make this Seventh Supplemental Indenture a valid and binding agreement of the Company, each of the Guarantors and the Successor Guarantor, in accordance with its terms, have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree, for the equal and proportionate benefit of the Trustee and all Holders of the Notes, as follows:

ARTICLE 1

RATIFICATION; DEFINITIONS

SECTION 101. Seventh Supplemental Indenture. This Seventh Supplemental Indenture is supplemental to, and is entered into in accordance with, Section 901(11) of the Base Indenture, and except as modified, amended and supplemented by this Seventh Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 102. Definitions. All terms used in this Seventh Supplemental Indenture that are defined in the Indenture have the meanings assigned to them in the Indenture, except as otherwise provided by this Seventh Supplemental Indenture.

ARTICLE 2

ASSUMPTION OF OBLIGATIONS, RIGHTS AND DUTIES BY THE SUCCESSOR GUARANTOR

SECTION 201. Assumption of Obligations. As a result of the Merger and as required pursuant to Article 3 of the Third Supplemental Indenture and Article 4 of the Fifth Supplemental Indenture, the Successor Guarantor hereby expressly assumes all obligations of the Merged Guarantor under the Guarantees, and therefore agrees to guarantee all the Company’s obligations under the Indenture, including the due and punctual payment of the principal of, premium (if any), and interest on, the Notes.

SECTION 202. Assumption of Rights and Duties. Pursuant to Section 302 of the Third Supplemental Indenture and Section 402 of the Fifth Supplemental Indenture, the Successor Guarantor hereby succeeds to, and is substituted for, and may exercise every right and power of, the Merged Guarantor, with the same effect as if it had been named as a guarantor in the Indenture.

ARTICLE 3

MISCELLANEOUS

SECTION 301. Consent to Service; Jurisdiction. Each party hereto agrees that any legal suit, action or proceeding arising out of or relating to the Indenture, any series of Notes, or the Guarantees may be instituted in any federal or state court in the Borough of Manhattan, in The City of New York, New York and in the courts of its own corporate domicile, in respect of actions brought against each such party as a defendant, and each waives any objection which it may now or hereafter have to the laying of the venue of any such legal suit, action or proceeding, waives any immunity from jurisdiction or to service of process in respect of any such suit, action or proceeding, waives any right to any jurisdiction to which it may be entitled on account of place of residence, domicile or any other reason and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding. The Successor Guarantor hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Seventh

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Supplemental Indenture, the Indenture, any series of Notes, or the Guarantees which may be instituted in any federal or state court in the Borough of Manhattan, The City of New York, New York, and agrees that service of process upon such agent shall be deemed in every respect effective service of process upon the Successor Guarantor in any such suit, action or proceeding and further designates its domicile, the domicile of CT Corporation System specified above and any domicile CT Corporation System may have in the future as its domicile to receive any notice hereunder (including service of process). If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Successor Guarantor will promptly appoint a successor agent for this purpose reasonably acceptable to the Trustee and notify the Trustee in writing of any such change. The Successor Guarantor agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

SECTION 302. Governing Law; Waiver of Jury Trial.

(a) THIS SEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SEVENTH SUPPLEMENTAL INDENTURE, THE INDENTURE, ANY SERIES OF NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

SECTION 303. Separability of Invalid Provisions. In case any one or more of the provisions contained in this Seventh Supplemental Indenture, the Indenture, any series of Notes or the Guarantees should be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained herein or therein, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Seventh Supplemental Indenture, the Indenture, any series of Notes and the Guarantees shall be construed as if such provision had never been contained herein.

SECTION 304. Execution in Counterparts. This Seventh Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 305. Certain Matters. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture, the Indenture, the Notes, the Guarantees or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantors, including the Successor Guarantor.

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IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed on their respective behalves, all as of the day and year first written above.

COCA-COLA FEMSA, S.A.B. DE C.V.
as Issuer

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

PROPIMEX, S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

COMERCIALIZADORA LA PUREZA DE BEBIDAS,
S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

Signature Page

Seventh Supplemental Indenture

YOLI DE ACAPULCO, S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

CONTROLADORA INTERAMERICANA DE BEBIDAS,
S. DE R.L. DE C.V.
as Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

DISTRIBUIDORA Y MANUFACTURERA DEL VALLE DE
MÉXICO, S. DE R.L. DE C.V.
as Successor Guarantor

By:	/s/ Gerardo Cruz Celaya	By:	/s/ Carlos Luis Díaz Sáenz
Name:	Gerardo Cruz Celaya	Name:	Carlos Luis Díaz Sáenz
Title:	Attorney-in-fact	Title:	Attorney-in-fact

Signature Page

Seventh Supplemental Indenture

THE BANK OF NEW YORK MELLON
as Trustee, Security Registrar, Paying Agent and Transfer Agent

By:	/s/ Elizabeth Stern
Name: Elizabeth Stern
Title: Vice President

Signature Page

Seventh Supplemental Indenture